UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Thoratec Corporation (the “Company”) Annual Meeting of Shareholders held on May 23, 2012 (the “Annual Meeting”), the shareholders of the Company voted on the following four proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2012.

Proposal No. 1: To elect nine directors to serve for the ensuing year or until their successors are elected and qualified:

	Number of Votes
	For	Withheld	Non Votes
Neil F. Dimick	47,861,217	9,133,191	4,218,903
Gerhard F. Burbach	47,769,576	2,390,997	4,218,903
J. Daniel Cole	47,536,588	2,623,985	4,218,903
Steven H. Collis	46,664,615	3,495,958	4,218,903
Elisha W. Finney	47,885,370	2,275,203	4,218,903
D. Keith Grossman	47,756,991	2,403,582	4,218,903
William A. Hawkins, III	47,759,660	2,400,913	4,218,903
Paul A. LaViolette	46,699,089	3,461,484	4,218,903
Daniel M. Mulvena	46,358,167	3,802,406	4,218,903

Proposal No. 2:  To approve the amendment and restatement of the Thoratec Corporation 2006 Incentive Stock Plan:

Number of Votes
For	40,931,269
Against	8,809,871
Abstain	1,178,748
Non Votes	4,218,903

Proposal No. 3: To conduct an advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
For	46,493,671
Against	3,932,932
Abstain	493,285
Non Votes	4,218,903

Proposal No. 4:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 29, 2012:

Number of Votes
For	54,692,520
Against	437,059
Abstain	9,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of May 29, 2012
THORATEC CORPORATION

	By:	/s/ Gerhard F. Burbach

Gerhard F. Burbach
President and Chief Executive Officer